Exhibit 10.2

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of October 18, 2005, by and among K-SEA OPERATING PARTNERSHIP L.P. (the “Borrower”), the several financial institutions party hereto (the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral trustee for the Lenders, and LASALLE BANK, NATIONAL ASSOCIATION, as syndication agent.

RECITALS

A.                                   The Borrower, the Lenders and the Administrative Agent are parties to a Loan and Security Agreement, dated as of March 24, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Loan Agreement.

B.                                     The Borrower and K-Sea are parties to the Membership Interest Purchase Agreement, dated August 23, 2005 (the “Sea Coast Purchase Agreement”), among the Borrower, K-Sea, Marine Resources Group, Inc. (“Sea Coast Seller”) and Saltchuk Resources, Inc., pursuant to which the Borrower has agreed to purchase all of the membership interests in Sea Coast Transportation LLC, a Delaware limited liability company and the successor-by-merger to Sea Coast Towing, Inc., a Washington corporation and a wholly-owned subsidiary of Sea Coast Seller, on the terms and conditions set forth in the Sea Coast Purchase Agreement, for an aggregate purchase price of $77,000,000 in cash and 125,000 common units of K-Sea, as such purchase price may be adjusted pursuant to the terms of the Sea Coast Purchase Agreement (the “Purchase Price”).  Such acquisition is referred to herein as the “Sea Coast Acquisition”.

C.                                     The Borrower has advised the Administrative Agent and the Lenders that it desires to amend the Loan Agreement in certain respects, to, among other things, increase the aggregate Commitments of the Lenders.

D.                                    Each of the Lenders desires to increase its respective Commitment in accordance with the terms hereof and the Borrower desires to accept such increased Commitments.

E.                                      Simultaneously with the execution and delivery of this Amendment, Wachovia Bank, National Association (the “New Lender”) has agreed to make loans to the Borrower and the Borrower desires to accept the Commitment of the New Lender and to cause the New Lender to be added as a “Lender” to the Loan Agreement as amended hereby, and the Administrative Agent and the Lenders are agreeable to the addition of the New Lender.

F.                                      The Administrative Agent has advised the Borrower that the Lenders are willing to agree to its requests to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.                                       CHANGE IN COMMITMENTS; ADDITIONAL LENDER.

(a)                                  Commitments.  From and after the Amendment No. 1 Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender’s name on Schedule 2.01 to the Loan Agreement (as amended hereby and attached hereto as Exhibit E) under the caption “Commitment” as such amount may be increased or reduced pursuant to the terms of the Loan Agreement, and such amount (if changed) shall supersede and be deemed to amend the amount of such Lender’s Commitment as set forth on Schedule 2.01 to the Loan Agreement as in effect on the Effective Date.

(b)                                 New Lender.  The New Lender agrees with the Borrower, the other Lenders and the Administrative Agent that (i) it will abide by the terms of the Loan Agreement as amended hereby as a “Lender” thereunder, and (ii) the Loan Agreement as amended hereby shall be binding upon, inure to the benefit of, and be enforceable by and against it.  The Borrower hereby consents to the New Lender being added as a “Lender” under the Loan Agreement, as amended hereby, effective as of the Amendment No. 1 Effective Date.

(c)                                  Adjustment of Outstanding Loans.  If any Loans are outstanding under the Loan Agreement on the Amendment No. 1 Effective Date, the Lenders shall on the Amendment No. 1 Effective Date, at the direction of the Administrative Agent, make appropriate adjustments among themselves in order to insure that the amount (and type) of the Loans outstanding to the Borrower from each Lender under the Loan Agreement (as of the Amendment No. 1 Effective Date) are proportionate to the aggregate amount of all of the Commitments, after giving effect to the increase in the Maximum Amount and increase in the amount of the Commitments of each of the Lenders and to the additional Commitment of the New Lender.  Borrower agrees and consents to the terms of this Section 1(c).

2.                                       AMENDMENTS TO LOAN AGREEMENT.

(a)                                  Additional Definitions.  Section 1.01 of the Loan Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Additional Pool Vessels” means those vessels owned by Borrower identified on Exhibit B to Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 to Loan Agreement, dated as of October 18, 2005, among Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means October 18, 2005.

“Excluded Subsidiaries” means, collectively, Inversiones Kara Sea Srl., K-Sea Canada Holdings and K-Sea Canada Corp.

“Sea Coast Acquisition” has the meaning ascribed thereto in Amendment No. 1.

“Sea Coast Acquisition Documents” means the Sea Coast Purchase Agreement and the instruments, agreements and documents executed and delivered in connection therewith.

“Sea Coast Acquisition Transactions” means, collectively, (i) the issuance by K-Sea of  common units and the receipt by K-Sea of not less than $33,000,000 in proceeds therefrom, (ii) the merger of Sea Coast Towing with and into Sea Coast LLC, with Sea Coast LLC as the surviving Person of such merger, (iii) the purchase by Borrower of one hundred percent (100%) of the membership interest in Sea Coast LLC and (iv) the distribution by Sea Coast Towing of the vessels described in the Vessel Purchase Agreement dated October 18, 2005 between Sea Coast LLC and Sea Coast Seller to Sea Coast Seller and the subsequent sale of such vessels to Sea Coast LLC by Sea Coast Seller pursuant to the Vessel Purchase Agreement dated October 18, 2005 between Sea Coast LLC and Sea Coast Seller.

“Sea Coast LLC” means Sea Coast Transportation LLC, a Delaware limited liability company and successor-by-merger to Sea Coast Towing.

“Sea Coast Mortgage” means the First Preferred Fleet Mortgage, dated the Amendment No. 1 Effective Date, granted by Sea Coast LLC to the Collateral Trustee over the whole of the Sea Coast Pool Vessels, as the same may be amended, modified or supplemented from time to time and from which Sea Coast Pool Vessels may be added or released from time to time.

“Sea Coast Pool Vessels” means those vessels owned by Sea Coast LLC identified on Exhibit C to Amendment No. 1.

“Sea Coast Purchase Agreement” means the Membership Interest Purchase Agreement, dated August 23, 2005, among the Borrower, K-Sea, Sea Coast Seller and Saltchuk Resources, Inc.

“Sea Coast Seller” means Marine Resources Group, Inc., a Washington corporation.

“Sea Coast Towing” means Sea Coast Towing, Inc., a Washington corporation and a wholly-owned Subsidiary of Sea Coast Seller.

(b)                                 Amendments to Definitions.

(i)                                     Applicable Margin.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

“Applicable Margin” means, at all times during the applicable periods set forth below: (a) with respect to Base Rate Loans, the percentage set forth below under the heading “Base Rate Margin” and adjacent to such period, (b) with respect to LIBOR Loans, the percentage set forth below under the heading “LIBOR Margin” and adjacent to such period and (c) with respect to the Commitment Fees, the percentage set forth below under the heading “Commitment Fee Margin” and adjacent to such period:

Period
When the Total
Funded Debt to
EBITDA Ratio		Applicable Margin
is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
3.50:1.00		0.250%	2.000%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.750%	0.200%
2.50:1.00	3.00:1.00	0.000%	1.500%	0.200%
2.00:1.00	2.50:1.00	0.000%	1.250%	0.150%
	2.00:1.00	0.000%	1.000%	0.150%

Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall be based upon the certificate most recently delivered under Section 6.01(b) and shall become effective on the first day of the month immediately succeeding the date such certificate is required to be delivered to the Administrative Agent pursuant to Section 6.01(b).  Notwithstanding anything to the contrary in this definition, (i) if Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required by Section 6.01(b), the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than 3.50:1.00 from and including such date to the first day of the month immediately succeeding the date of delivery to the Administrative Agent of such certificate and (ii) during the period commencing on the Amendment No. 1 Effective Date and ending on the first day of the month immediately succeeding the date that the certificate to be delivered under Section 6.01(b) for the fiscal quarter ending December 31, 2005 is to be delivered to the Administrative Agent, the Applicable Margin shall be 0.000% for Base Rate Loans, 1.750% for LIBOR Loans and 0.200% with respect to the Commitment Fees.

(ii)                                  Assignment of Insurances.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Assignment of Insurances” in its entirety and substituting the following therefor:

“Assignment of Insurances” means the first priority assignment of insurances respecting the Pool Vessels granted by Borrower or any Subsidiary Guarantor in favor of the Collateral Trustee, in form and substance satisfactory to Administrative Agent.

(iii)                               Collateral.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Collateral” in its entirety and substituting the following therefor:

“Collateral” means the collateral described in this Agreement, including, but not limited to, in Article III hereof, the Assignments and the Mortgage, including, without limitation, the Pool Vessels, and the Proceeds thereof, all insurance with respect to the Pool Vessels, any and all charters of the Pool Vessels by Borrower or any Subsidiary Guarantor and all Hire and other amounts payable from time to time thereunder and the Proceeds thereof, all future charters of the Pool Vessels by Borrower or any Subsidiary Guarantor, including all Hire payments and Proceeds of the foregoing and all amounts payable hereunder as more specifically described herein and in the Assignments and the Mortgage.

(iv)                              Credit Party.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Credit Party” in its entirety and substituting the following therefor:

“Credit Party” means each of Borrower, each Guarantor and each of their respective Subsidiaries; provided, however, “Credit Party” shall exclude the Excluded Subsidiaries.

(v)                                 Earnings Assignment.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Earnings Assignment” in its entirety and substituting the following therefor:

“Earnings Assignment” means the general assignment for security interest purposes of all charters, charter hire, freights and earnings with respect to the Pool Vessels granted by Borrower or any Subsidiary Guarantor in favor of the Collateral Trustee, in form and substance satisfactory to the Administrative Agent.

(vi)                              Hire.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Hire” in its entirety and substituting the following therefor:

“Hire” means all charter hire under any and all charters entered into by or on behalf of Borrower or any Subsidiary Guarantor of any Pool Vessel from time to time, together with additional hire, supplemental hire, requisition hire, freights and any other amounts paid to or for the account of Borrower or such Subsidiary Guarantor on account of the use or employment of such Pool Vessel.

(vii)                           Loan Documents.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Loan Documents” in its entirety and substituting the following therefor:

“Loan Documents” means, collectively, this Agreement, Amendment No. 1, the Notes, the Mortgage, the Sea Coast Mortgage, the Parent Guaranty, each Subsidiary Guaranty, the Assignments and all consents given with respect to any of the foregoing.

(viii)                        Maximum Amount.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Maximum Amount” in its entirety and substituting the following therefor:

“Maximum Amount” means, with respect to the Facility, One Hundred Twenty Million Dollars ($120,000,000.00), as such amount may be increased in the aggregate in accordance with Section 2.18 hereof or decreased in the aggregate in accordance with Section 2.07.

(ix)                                Mortgage.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Mortgage” in its entirety and substituting the following therefor:

“Mortgage” means, collectively, (i) the First Preferred Fleet Mortgage, dated March 24, 2005, originally granted by Borrower to the Collateral Trustee over the whole of the Pool Vessels (other than the Additional Pool Vessels), as such Mortgage is amended and supplemented on the Amendment No. 1 Effective Date and (ii) the Sea Coast Mortgage, as each may be amended, modified or supplemented from time to time and from which Pool Vessels may be added or released from time to time

(x)                                   Permitted Liens.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of  “Permitted Liens” in its entirety and substituting the following therefor:

“Permitted Liens” means:

(a)                                  Liens imposed by law for taxes or under ERISA in respect of contingent liabilities thereunder that are not yet due;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, including, but not limited to, liens for current wages of the crew of any Pool Vessel, including the master of such Pool Vessel, for current wages of stevedores when employed directly by such Pool Vessel or for general average or salvage, including contract salvage or liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days and in each such case such liens are subordinate to the Lien of the Mortgage;

(c)                                  Liens arising out of bareboat charters of Pool Vessels to K-Sea Transportation Inc. covering the Pools Vessels described on Schedule 4.14; and

(d)                                 Liens arising out of time charters, voyage charters or contracts of affreightment with unrelated third parties in respect of a Pool Vessel;

provided, that the term “Permitted Liens” shall not include any Lien securing Indebtedness; and, provided, further, that the aggregate amount of Permitted Liens outstanding on all Pool Vessels at any one time shall not exceed $2,500,000.

(xi)                                Pool Vessels.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of  “Pool Vessels” in its entirety and substituting the following therefor:

“Pool Vessels” means, collectively, (i) those vessels identified on Schedule 1.01 hereto as of the Effective Date, (ii) the Additional Pool Vessels and (iii) the Sea Coast Pool Vessels, in each case together with any vessels hereafter added to the Pool Vessels pursuant to Section 3.02 or Section 3.03 hereof.

(xii)                             Subsidiary Guarantor.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Subsidiary Guarantor” in its entirety and substituting the following therefor:

“Subsidiary Guarantor” means any Subsidiary that executes and delivers a Subsidiary Guaranty; provided, however, “Subsidiary Guarantor” shall exclude the Excluded Subsidiaries.

(xiii)                          Termination Date.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and substituting the following therefor:

“Termination Date” means October 18, 2010.

(xiv)                         Total Funded Debt to EBITDA Ratio.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Total Funded Debt to EBITDA Ratio” in its entirety and substituting the following therefor:

“Total Funded Debt to EBITDA Ratio” means, at any date of determination, the ratio of Total Funded Debt divided by EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period; provided, that, for any such determination, EBITDA shall be adjusted to include, for the relevant four fiscal quarter period, pro forma

EBITDA in an amount reasonably acceptable to the Administrative Agent respecting any vessel or business acquisition for which debt is incurred and included in Total Funded Debt.

(c)                                  Evidence of Debt.  Section 2.08(e) of the Loan Agreement is hereby deleted its entirety and the following substituted therefor:

(e)                                  The Loans made by any Lender may, upon request of such Lender, be evidenced by a Note in the form attached to Amendment No. 1 as Exhibit A.  In such event, Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form as attached to Amendment No. 1 as Exhibit A and otherwise in form and substance acceptable such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.07 hereof) be represented by one or more Notes in such form payable to the order of the payee named therein.  Each such Lender may enter Loans and repayment made on any Note; provided, however, that failure to do so shall not affect Borrower’s obligations to repay all Loans made.

(d)                                 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  Section 2.14 of the Loan Agreement is hereby amended by (i) deleting each reference in Section 2.14(b)(ii) to “$50,000,000.00” and substituting therefor “$62,500,000.00” and (ii) deleting Section 2.14(b)(v) in its entirety and substituting the following therefor:

(v)                                 After an Event of Default shall have occurred and be continuing and after Lenders have either, (i) as assignee from Borrower or any Subsidiary Guarantor of any charter of any of the Pool Vessels, declared such charter to be in default or terminated in accordance with the terms thereof, or (ii) declared all amounts outstanding hereunder to be due and payable pursuant to Section 8.02 hereof, or done both (i) and (ii), all payments received and amounts realized by any Lender, as well as all payments or amounts then held by the Lenders as part of the Collateral, shall be applied against the Obligations in such order and such manner as the Lenders, in their sole discretion, may determine and as otherwise provided in the other Loan Documents and the documents evidencing the other Obligations, and the balance, if any, shall be paid by the Lenders to Borrower.

(e)                                  Increase of Commitments.  Section 2.18(a) of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

Provided that no Default or Event of Default has occurred and is continuing, Borrower may, at any time and from time to time, provide a written request to the Administrative Agent to increase the Commitments of the Facility by up to an aggregate maximum amount of Fifty Million Dollars ($50,000,000.00).

(f)                                    Grant of Security Interest.

(i)                                     Section 3.01(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

(a)                                  To secure the payment and performance in full of all Obligations, each of Borrower and Sea Coast LLC hereby grants to the Collateral Trustee for the ratable benefit of the Lenders a continuing security interest in and Lien upon, and a right of set-off against, and each of Borrower and Sea Coast LLC hereby assigns and pledges to the Collateral Trustee for the ratable benefit of the Lenders, all of the Collateral owned by it or a Subsidiary Guarantor or in which such party has an interest.

(ii)                                  Section 3.01(b) of the Loan Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting the following therefor:

(i)                                     each of the Pool Vessels, together with all of its machinery, anchors, cables, chains, rigging, tackle, fittings, tools, pumps, pumping equipment, gear, apparel, furniture, appliances, equipment, spare and replacement parts and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired by its respective owner and whether on board or not, and also any and all additions, improvements and replacements made in or to such Pool Vessels or any part thereof or in or to any equipment and appurtenances thereunder appertaining or belonging and any and all the charter hire, subcharter hire, freights, subfreights, earnings, charters (including, without limitation, any rights of termination thereof), to the extent set forth in the Earnings Assignment, insurance proceeds and all other Proceeds paid or payable to Borrower or any Subsidiary Guarantor on account of the use or employment of any Pool Vessel, being secured by the Mortgage or any other mortgage to be executed and delivered by Borrower or any Subsidiary Guarantor in favor of the Collateral Trustee or the Lenders (each, a “Mortgage”); and

(g)                                 Substitution of Pool Vessels.  Section 3.02 of the Loan Agreement is hereby amended by deleting each reference therein to “$50,000,000.00” and substituting therefor “$62,500,000.00”.

(h)                                 Orderly Liquidation Value.  Section 3.03 of the Loan Agreement is hereby amended by deleting each reference therein to “$50,000,000.00” and substituting therefor “$62,500,000.00”.

(i)                                     Organization.  Section 4.13 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 4.01                            Organization.  Each of Borrower, K-Sea and each Subsidiary Guarantor (other than Sea Coast LLC) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.  Sea Coast LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  Each of Borrower, K-Sea and each Subsidiary Guarantor has the necessary right, power and authority to own its respective assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction where such qualification is legally required and in each jurisdiction where the failure to qualify would affect the enforceability of the Loan Documents or otherwise adversely affect the Collateral or Borrower’s or K-Sea’s or any Subsidiary Guarantor’s ability to perform its respective obligations under any of the Loan Documents.

(j)                                     Title.  Section 4.13 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 4.13                            Title.  Borrower and the Subsidiary Guarantors have and at all times will defend and continue to have good and marketable title to all of the Collateral, free and clear of all Liens, security interests, claims or encumbrances of any kind whatsoever subject only to Permitted Liens.  The Pool Vessels (other than the Sea Coast Pool Vessels) are documented in the name of Borrower with the United States Coast Guard National Vessel Documentation Center in Falling Waters, West Virginia and the Sea Coast Pool Vessels are documented in the name of Sea Coast LLC with the United States Coast Guard National Vessel Documentation Center in Falling Waters, West Virginia.

(k)                                  Lenders’ Security Interest.  Section 4.14 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 4.14                            Lenders’ Security Interest.  As of the Amendment No. 1 Effective Date, the Collateral Trustee shall have a legal, valid and continuing first preferred ship mortgage (as amended, supplemented or otherwise modified from time to time) over the whole of, and a perfected first lien on and security interest in, the Pool Vessels, and the Administrative Agent shall have a perfected first lien on and security interest in the remaining Collateral subject only to Permitted Liens and all taxes, fees and other charges in connection therewith shall have been duly paid.  There are no demise charters in effect on any Pool Vessels other than the charters identified on Schedule 4.14.

(l)                                     Vessels.  Section 4.16(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)                                  Set forth on Schedule 1.01 (attached to Amendment No. 1 as Exhibit D) is a complete and accurate list, as of the Amendment No. 1 Effective Date, of all Pool Vessels, showing as of the Amendment No. 1 Effective Date with respect to each such Pool Vessels the following:  (i) the name of each Pool Vessel and (ii) the name of the Registered Owner of the Pool Vessels.

(m)                               Sea Coast Acquisition.  Article IV of the Loan Agreement is hereby amended by adding a new Section 4.19 to read in its entirety as follows:

Section 4.19                            The Sea Coast Acquisition.  Borrower has heretofore delivered to the Administrative Agent true, correct and complete copies of the Sea Coast Acquisition Documents.  Borrower has, concurrently with the execution and delivery of Amendment No. 1, consummated the Sea Coast Acquisition in all material respects pursuant to the Sea Coast Acquisition Documents, and the Sea Coast Acquisition Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof.  No party to any of the Sea Coast Acquisition Documents has waived the fulfillment of any material condition precedent set forth therein to the consummation of the Sea Coast Acquisition, no party has failed to perform any of its material obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of Borrower that would cause it to believe that any of the representations or warranties of Sea Coast Seller contained in the Sea Coast Acquisition Documents was false or misleading in any material respect when made or when reaffirmed on the Amendment No. 1 Effective Date.  No consent or approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the Sea Coast Acquisition Transactions, except for consents that have been obtained prior to the Amendment No. 1 Effective Date.  Neither the execution and delivery of the Sea Coast Acquisition Documents, nor the performance of Borrower’s obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any material agreement to which Borrower is a party or by which it is bound or any of its assets is affected.  Borrower has acquired by virtue of the consummation of the Sea Coast Acquisition Transactions and now has good and marketable title to one hundred percent (100%) of the membership interest in Sea Coast LLC and Sea Coast LLC has acquired by virtue of the consummation of Sea Coast Acquisition Transactions and now has good and marketable title to all the assets to which Sea Coast Towing had good and marketable title, free and clear of any Lien, except (i) for Permitted Liens and (ii) for the Liens created and granted by the Loan Documents.

(n)                                 Insurance.  Section 6.06 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 6.06                            Insurance.  (a)  With respect to the Collateral and other assets, Borrower shall maintain, and cause each Subsidiary Guarantor to maintain, insurance at all times, with financially sound and reputable insurers that are reasonably acceptable to the Administrative Agent.  With respect to insurance on all Collateral, all such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to the Administrative Agent, including, without limitation, insurance on hull and machinery, protection and indemnity, loss or damage to vessels, damage to property of third parties (including customers), loss or contamination of cargo, personal injuries to employees or third parties, and pollution and other related environmental damage.

(b)                                 Such insurance shall provide for thirty (30) days’ prior written notice to the Administrative Agent of any reduction or cancellation of coverage on account of default in the payment of any premium and shall provide Lenders with the opportunity to cure nonpayment.  Borrower hereby irrevocably appoints the Administrative Agent with full right of delegation by the Administrative Agent as attorney-in-fact for Borrower to obtain, at Borrower’s expense, any such insurance should Borrower or any Subsidiary Guarantor fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.  Borrower shall deliver to the Administrative Agent evidence of such insurance and a lender’s loss payable endorsement satisfactory to the Administrative Agent as to all existing and future insurance policies with respect to the Collateral.  Borrower shall deliver to the Administrative Agent, in kind, all instruments representing proceeds of insurance received by Borrower or any Subsidiary Guarantor.  Except as otherwise specifically provided herein or in the Mortgage as to any Pool Vessel, the Administrative Agent may apply any insurance proceeds received by the Administrative Agent or the Collateral Trustee at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at the Administrative Agent’s option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as the Administrative Agent may determine.  Borrower will insure, and cause each Subsidiary Guarantor to insure, each Pool Vessel in accordance with Section 1.18 of the Mortgage. Nothing in this Agreement shall be construed to limit or restrict the provisions of Section 1.18 of the Mortgage, but shall be in addition thereto.

(o)                                 U.S Person.                                Section 6.11 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 6.11                            U.S. Person.  Borrower and each Subsidiary Guarantor shall at all times until the Lien of the Mortgage shall be discharged and there are no Loans outstanding hereunder be a limited partnership (or a limited liability company in the case of Sea Coast LLC) organized under the laws of Delaware or another state within the United States.

(p)                                 Documentation.  Section 6.12 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 6.12                            Documentation.  Borrower will, and will cause each Subsidiary Guarantor to, comply with and satisfy all provisions of the laws and regulations of the United States now or hereafter from time to time in effect in order that the Pool Vessels shall continue to be documented vessels pursuant to the laws of the United States as vessels of the United States under the United States flag with such endorsements as shall qualify the Pool Vessels for participation in the coastwise trade and such other trades and services to which they may be dedicated from time to time.

(q)                                 Performance of Contracts.  Section 6.16 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 6.16                            Performance of Contracts.  Borrower will, and will cause each Subsidiary Guarantor to, duly observe and perform in all material respects all covenants and obligations to be performed by it under any charter or any other contract for use of the Pool Vessels or any of them and will promptly take any and all action as may be reasonably necessary to enforce its rights under any such charter or contract or to secure the performance by such charterer or operator of such party’s obligations under any such charter or contract.  If an Event of Default shall have occurred and be continuing, Borrower shall not, and shall not permit any Subsidiary Guarantor to, amend, terminate or otherwise modify the terms of any such charter or contract without the prior written consent of the Lenders, which shall not be unreasonably withheld or delayed, but to which reasonable conditions may be attached; provided, however, the Lenders shall have no obligation to consent to any termination or to any amendment or modification, if in the Lenders’ judgment such amendment or modification would materially increase the Lenders’ risks in the transaction, reduce its returns or otherwise disadvantage the Lenders.

(r)                                    Subsidiary Guaranties.  Section 6.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 6.18                            Subsidiary Guaranties.  Upon the formation or acquisition of any Subsidiary of Borrower (other than an Excluded Subsidiary), Borrower shall cause each such Subsidiary to provide a Subsidiary Guaranty to the Administrative Agent substantially in the form attached hereto as Exhibit H.  In the event any Subsidiary of Borrower is an entity other than a corporation, the form of Subsidiary Guaranty shall be modified to reflect the nature of such entity.

(s)                                  Relating to the Vessels.  Section 6.19(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

(c)                                  Borrower shall, and shall cause each Subsidiary Guarantor to, permit the Administrative Agent to have the Pool Vessels surveyed by marine engineers or other surveyors selected by the Administrative Agent, in its sole discretion, at such times and with such frequency as the Administrative Agent may reasonably request.  The costs of such surveys and inspections shall be allocated as follows: (i) so long as no Event of Default has occurred and is then continuing, the cost of one such survey and inspection every three years shall be borne by Borrower, and (ii) whenever an Event of Default exists hereunder, the costs of all surveys (including, without limitation, Visual Surveys) and inspections shall be borne by Borrower.

(t)                                    Fixed Charge Coverage Ratio.  Section 7.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.01                            Fixed Charge Coverage Ratio.  Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 2.25 to 1.00.

(u)                                 Total Funded Debt to EBITDA Ratio.  Section 7.03 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.03                            Total Funded Debt to EBITDA Ratio.  Borrower shall not permit the Total Funded Debt to EBITDA Ratio at any time during each period set forth below to be greater than the ratio set forth below with respect to such period:

Period	Ratio
Effective Date to Amendment No. 1 Effective Date	3.75 to 1.00
Amendment No. 1 Effective Date to and including December 31, 2006	4.00 to 1.00
January 1, 2007 and thereafter	3.75 to 1.00

(v)                                 No Disposition of Assets.  Section 7.07 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.07                            No Disposition of Assets.  Without the prior written consent of Lenders (which shall not be unreasonably withheld), Borrower shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly sell, lease (other than a charter of a Pool Vessel permitted under the Mortgage), transfer, assign, abandon, exchange or otherwise relinquish possession or dispose of any part of the Collateral or any material portion of its other assets (other than (i) Collateral or other assets that are obsolete or worn out, or equipment disposed of, if worn out, and replaced with equipment of the same or better quality and value, in the ordinary course of business and (ii) sales, leases, transfers, assignments, abandonments, exchanges, relinquishments of possession or dispossessions of Collateral or other assets having an aggregate value not to exceed $1,000,000 during the term hereof).

(w)                               Limitations on Advances and Distributions.  Section 7.11 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.11                            Limitations on Advances and Distributions.  Borrower shall not make distributions to any limited or general partner of Borrower during the continuance of an Event of Default if, following the occurrence of such Event of Default, Lenders send a notice to Borrower asserting or confirming such Event of Default (regardless of whether any notice shall have been required to create such Event of Default in any case).  Borrower shall not make any loans or advances to any Affiliate or related Persons of Borrower, except K-Sea, any Excluded Subsidiary and any Subsidiary Guarantor; provided that, (a) except for the loan described in clause (b) of this proviso, the aggregate outstanding amount of all such loans and advances to the Excluded Subsidiaries shall not exceed $2,000,000 at any one time and (b) Borrower may make a loan to K-Sea Canada Corp. in a principal amount not to exceed $13,100,000 for a term of not more than six (6) months..

(x)                                 Notes.  Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A to this Amendment substituted therefor.

(y)                               Pool Vessels.  Schedule 1.01 to the Loan Agreement is hereby deleted in its entirety and Exhibit D to this Amendment substituted therefor.

(z)                                 Commitments.  Schedule 2.01 to the Loan Agreement is hereby deleted in its entirety and Exhibit E to this Amendment substituted therefor.

(aa)                          General.

(i)                                     Lenders.  All references to a “Lender” or the “Lenders” in the Loan Agreement or the other Loan Documents shall be deemed to refer to the Lenders and the New Lender.

(ii)                                  Loan Agreement.  All references to “this Agreement” in the Loan Agreement and to “the Loan Agreement” in the other Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.

(iii)                               Notes.  All references to a “Note” or the “Notes” in the Loan Agreement or the other Loan Documents shall be deemed to refer to the replacement Notes issued pursuant hereto.

3.                                     CONDITIONS TO EFFECTIVENESS.  This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)                                The Administrative Agent shall have received a certificate from the secretary of each of Borrower and Sea Coast LLC attaching (i) a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary partnership or limited liability company action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business.

(b)                               The Administrative Agent (or its counsel) shall have received from each party hereto either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(c)                                The Administrative Agent shall have received a Note for each Lender requesting the same duly signed on behalf of Borrower.

(d)                               The Administrative Agent shall have received a counterpart of the acknowledgement and consent annexed hereto duly executed by the K-Sea and K-Sea Transportation Inc.

(e)                                The Administrative Agent shall have received a Subsidiary Guaranty signed on behalf of Sea Coast LLC.

(f)                                  The Administrative Agent shall have received a Supplement and Amendment No. 1 to the Mortgage in form and substance satisfactory to the Administrative Agent duly signed on behalf of Borrower.

(g)                               The Administrative Agent shall have received the following, each dated the Amendment No. 1 Effective Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent, and in sufficient copies:

(i)                                   proper UCC Financing Statements and UCC Financing Statement Amendments under the Uniform Commercial Code for all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Loan Agreement, the Mortgage, the Sea Coast Mortgage and the other Loan Documents, covering the Collateral;

(ii)                                evidence of the completion of all other recordings and filings of or with respect to the Lien created by the Loan Agreement, the Sea Coast Mortgage and the other Loan Documents that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Loan Documents;

(iii)                             with respect to each Additional Pool Vessel described in Exhibit B hereto, the following:

(A)                              the Supplement and Amendment No. 1 to the Mortgage described in Section 3(f) above, which shall cover such Additional Pool Vessel and, in connection therewith, such Additional Pool Vessel shall have been duly documented in the name of the Credit Party holding title thereto under the laws of the United States, such Supplement and Amendment No. 1 to the Mortgage shall have been duly filed for recording with the United States Coast Guard, and such Supplement and Amendment No. 1 to the Mortgage shall constitute a preferred ship mortgage on such Additional Pool Vessel;

(B)                                an assignment covering the earnings and requisition compensation, if any, of such Additional Pool Vessel, in form and substance satisfactory to the Administrative Agent, duly executed by the Credit Party that is the owner of such Additional Pool Vessel and, in connection therewith, such Credit Party shall have executed and delivered to the Administrative Agent notices of assignment and authorizations to collect insurance claims and to collect general average contributions, in such form and in such number of counterparts as may be reasonably requested by the Administrative Agent;

(C)                                an assignment covering the insurances of such Additional Pool Vessel, in form and substance satisfactory to the Administrative Agent, duly executed by the Credit Party that is the owner of such Additional Pool Vessel;

(D)                               copies of cover notes and certificates of entry evidencing the insurance covered by such Additional Pool Vessel;

(E)                                 authorizations to inspect class records of such Additional Pool Vessel by the Credit Party that is the owner thereof, in such form and such number of counterparts as may be reasonably requested by the Administrative Agent, duly executed by such Credit Party;

(F)                                 a true and complete copy of either (1) a certificate of ownership and encumbrance issued by the United States Coast Guard or (2) an abstract of title issued by the United States Coast Guard, in either case, showing such Credit Party to be the sole owner of such Additional Pool Vessel free and clear of all Liens of record except (x) the Mortgage covering such Additional Pool Vessel in favor of the Collateral Trustee for the benefit of the Lenders, and (y) the Permitted Liens;

(G)                                for each Additional Pool Vessel to the extent it is required to be maintained in class in order to operate in the service in which it is operating, the original current confirmation certificate of American Bureau of Shipping for such Additional Pool Vessel, confirming that such Additional Pool Vessel is in such class without material recommendation, together with an American Bureau of Shipping SafeNet database printout dated not more than twenty (20) days prior to the Amendment No. 1 Effective Date, certified by an officer of Borrower as true and correct;

(H)                               a copy of the current certificate of inspection issued by the United States Coast Guard for such Additional Pool Vessel, if available, and reflecting no outstanding recommendations; and

(I)                                    (1)                                  written advice from B&P International Insurance Brokerage LLC, insurance brokers, of the placement of the insurances covering such Additional Pool Vessel; (2) written confirmation from such brokers, that they have received no notice of the assignment (except from the Administrative Agent) of the insurances or any claim covering such Additional Pool Vessel; (3) an opinion of such brokers to the effect that such insurance complies with the applicable provisions of the Loan Agreement and of the Mortgage covering such Additional Pool Vessel, where applicable; and (4) an agreement by such brokers, in form and substance satisfactory to the Administrative Agent, whereunder the insurances of such Additional Pool Vessel, and claims thereunder, will not be affected by nonpayment of premiums on any other insurances;

(iv)                            with respect to each Sea Coast Pool Vessel described in Exhibit C hereto, the following:

(A)                              a Mortgage covering such Sea Coast Pool Vessel duly executed by the Credit Party that is the owner of such Sea Coast Pool Vessel and, in connection therewith, such Sea Coast Pool Vessel shall have been duly documented in the name of the Credit Party holding title thereto under the laws of the United States, such Mortgage shall have been duly filed for recording with the United States Coast Guard, and such Mortgage shall constitute a preferred ship mortgage on such Sea Coast Pool Vessel;

(B)                                an assignment covering the earnings and requisition compensation, if any, of such Sea Coast Pool Vessel, in form and substance satisfactory to the Administrative Agent, duly executed by the Credit Party that is the owner of such Sea Coast Pool Vessel and, in connection therewith, such Credit Party shall have executed and delivered to the Administrative Agent notices of assignment and authorizations to collect insurance claims and to collect general average contributions, in such form and in such number of counterparts as may be reasonably requested by the Administrative Agent;

(C)                                an assignment covering the insurances of such Sea Coast Pool Vessel, in form and substance satisfactory to the Administrative Agent, duly executed by the Credit Party that is the owner of such Sea Coast Pool Vessel;

(D)                               copies of cover notes and certificates of entry evidencing the insurance covered by such Sea Coast Pool Vessel;

(E)                                 authorizations to inspect class records of such Sea Coast Pool Vessel by the Credit Party that is the owner thereof, in such form and such number of counterparts as may be reasonably requested by the Administrative Agent, duly executed by such Credit Party;

(F)                                 a true and complete copy of either (1) a certificate of ownership and encumbrance issued by the United States Coast Guard or (2) an abstract of title issued by the United States Coast Guard, in either case, showing such Credit Party to be the sole owner of such Sea Coast Pool Vessel free and clear of all Liens of record except (x) the Mortgage covering such Sea Coast Pool Vessel in favor of the Collateral Trustee for the benefit of the Lenders, and (y) the Permitted Liens;

(G)                                for each Sea Coast Pool Vessel to the extent it is required to be maintained in class in order to operate in the service in which it is operating, the original current confirmation certificate of American Bureau of Shipping for such Sea Coast Pool Vessel, confirming that such Sea Coast Pool Vessel is in such class without material recommendation, together with an American Bureau of Shipping SafeNet database printout dated not more than twenty (20) days prior to the Amendment No. 1 Effective Date, certified by an officer of Borrower as true and correct;

(H)                               a copy of the current certificate of inspection issued by the United States Coast Guard for such Sea Coast Pool Vessel, if available, and reflecting no outstanding recommendations; and

(I)                                    (1)                                  written advice from B&P International Insurance Brokerage LLC, insurance brokers, of the placement of the insurances covering such Sea Coast Pool Vessel; (2) written confirmation from such brokers, that they have received no notice of the assignment (except from the Administrative Agent) of the insurances or any claim covering such Sea Coast Pool Vessel; (3) an opinion of such brokers to the effect that such insurance complies with the applicable provisions of the Loan Agreement and of the Mortgage covering such Sea Coast Pool Vessel, where applicable; and (4) an agreement by such brokers, in form and substance satisfactory to the Administrative Agent, whereunder the insurances of such Sea Coast Pool Vessel, and claims thereunder, will not be affected by nonpayment of premiums on any other insurances; and

(v)                               with respect to not less than five (5) of the Pool Vessels described on Exhibit D hereto (other than the Additional Pool Vessels described on Exhibit B hereto and the Sea Coast Pool Vessels described on Exhibit C hereto), a true and complete copy of either (A) a certificate of ownership and encumbrance issued by the United States Coast Guard or (B) an abstract of title issued by the United States Coast Guard, in either case, showing the Credit Party that is the owner of such Pool Vessel to be the sole owner of such Pool Vessel free and clear of all Liens of record except (x) the Mortgage covering such Pool Vessel in favor of the Collateral Trustee for the benefit of the Lenders, and (y) the Permitted Liens.

(h)                               The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Financial Officer of Borrower,

(i)                                     confirming that (1) the Sea Coast Acquisition Transactions have been consummated, (2) the Sea Coast Acquisition has been consummated in accordance with the terms and conditions of the applicable Sea Coast Acquisition Documents, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (3) the total consideration paid in connection with the Sea Coast Acquisition was not more than the Purchase Price, subject to adjustment pursuant to the terms of the Sea Coast Acquisition Documents; and

(ii)                                  attaching a true, complete and correct copy of each of the following (each of which shall be in form and substance reasonably satisfactory to the Administrative Agent): (1) each Sea Coast Acquisition Document (including, without limitation, the Vessel Purchase Agreement dated October 18, 2005 between Sea Coast LLC and Sea Coast Seller and the instruments, documents and agreements executed and delivered in connection therewith) and (2) any information the Administrative Agent may reasonably require regarding the assets and liabilities of the Borrower and Sea Coast LLC after giving effect to the consummation of the Sea Coast Acquisition.

(i)                                   The Administrative Agent shall have received Uniform Commercial Code, tax and judgment lien search reports with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official’s office covering any Collateral or showing Borrower or any other Credit Party as debtor thereunder (other than Permitted Liens) and a certificate of an officer of Borrower, dated the Effective Date, certifying that, upon the making of the Loans there will exist no Liens on the Collateral other than Permitted Liens.

(j)                                   The Administrative Agent shall have received and accepted a desktop or visual Appraisal of all Additional Pool Vessels and Sea Coast Pool Vessels, which shall be in form and substance satisfactory to the Administrative Agent, and which shall demonstrate that the Orderly Liquidation Value of the Pool Vessels (including the Additional Pool Vessels and  the Sea Coast Pool Vessels) as of the Amendment No. 1 Effective Date is not less than $150,000,000.00.

(k)                                The Administrative Agent shall have received satisfactory evidence that the Additional Pool Vessels and the Sea Coast Pool Vessels are operationally suitable for the trades in which the Additional Pool Vessels and the Sea Coast Pool Vessels are expected to be engaged and can be operated by Borrower and/or Sea Coast LLC in their intended trades without impediment.

(l)                                     No Event of Loss shall have occurred with respect to any of the Pool Vessels.

(m)                               The Administrative Agent shall be reasonably satisfied that there is no litigation or administrative proceeding, or regulatory development, that could reasonably be expected to have a material adverse effect on (i) the business, assets, operations, condition (financial or otherwise) or material agreements of the Borrower and its Subsidiaries, (ii) the business, assets, operations, condition (financial or otherwise) or material agreements of Sea Coast Towing or Sea Coast LLC, (iii) the ability of any Credit Party to perform any of its obligations under any Loan Document, (iv) the rights of or benefits available to the Administrative Agent, the Collateral Trustee or any Lender under any Loan Document or (v) the ability of any party to the Sea Coast Acquisition Documents to perform any of its obligations under the Sea Coast Acquisition Documents.

(n)                                 The Lenders shall have completed a due diligence investigation of Sea Coast Seller, Sea Coast Towing and Sea Coast LLC in scope, and with results, satisfactory to the Lenders; Sea Coast Towing and Sea Coast LLC shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested upon reasonable notice in order to carry out its investigations, appraisals and analyses, and the Administrative Agent shall have received all additional financial, business and other information regarding Sea Coast Towing and Sea Coast LLC and their respective properties as the Administrative Agent shall have reasonably requested.

(o)                                 The Lenders shall be reasonably satisfied that no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities) or material agreements of (i) Borrower and its Subsidiaries or (ii) Sea Coast Towing has occurred since December 31, 2004.

(p)                                 There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting (i) the transactions provided for in this Amendment, the Loan Documents or the Sea Coast Acquisition Documents or (ii) the Sea Coast Acquisition Transactions and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of Borrower, threatened, seeking to prevent or delay the transactions contemplated by (x) this Amendment, the Loan Documents or the Sea Coast Acquisition Documents or (y) the Sea Coast Acquisition Transactions or challenging any other terms and provisions hereof or thereof or seeking any damages in connection herewith or therewith, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of a Financial Officer of Borrower to the foregoing effect.

(q)                                 All material approvals and consents of all Persons required to be obtained in connection with the consummation of the Sea Coast Acquisition Transactions shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of an officer of Borrower to the foregoing effect.

(r)                                    The Administrative Agent shall have received copies of such environmental studies, surveys and reports, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require, with respect to the real property owned or leased by Sea Coast Towing or Sea Coast LLC.

(s)                                  The Administrative Agent shall have received and be reasonably satisfied with (i) the audited balance sheet of Sea Coast Towing as at December 31, 2002, December 31, 2003 and December 31, 2004 and the audited results of operations, cash flows and stockholders’ equity of Sea Coast Towing for the fiscal years ending on December 31, 2003 and December 31, 2004, in each case prepared in accordance with GAAP consistently applied, (ii) the financial statements of Sea Coast Towing as at and for the fiscal quarter ending on June 30, 2005 and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding fiscal quarter end, and period or periods, of the previous fiscal year, (iii) biographical information in form and substance satisfactory to the Administrative Agent with respect to such members of Sea Cost Towing’s officers as the Administrative Agent may reasonably request, together with a summary of the anticipated roles of such officers after the consummation of the Sea Coast Acquisition and (iv) the audited consolidated Financial Statements (with an unqualified opinion) of Borrower and K-Sea as at and for the fiscal year ending July 1, 2005, prepared and certified by PricewaterhouseCoopers LLP.

(t)                                    The Administrative Agent shall have received and be satisfied with consolidated and consolidating pro forma balance sheets of the Borrower and its Subsidiaries as of the Amendment No. 1 Effective Date, after giving effect to the Sea Coast Acquisition Transactions (including all debt and equity issuances in connection therewith).

(u)                                 All indebtedness of Sea Coast Towing or Sea Coast LLC to Bank of America, N.A. (as Trustee for certain secured creditors) shall have been unconditionally paid in full, Sea Coast Towing and Sea Coast LLC shall have terminated any commitments or lines of credit made available to Sea Coast Towing or Sea Coast LLC, any and all guaranties by Sea Coast Towing or Sea Coast LLC of any indebtedness, liabilities or obligations of any other Person shall have been terminated and all liens, if any, securing such indebtedness or guaranties shall have been released or terminated, and all other obligations, if any, with respect thereto shall have been duly and finally extinguished.

(v)                                 The EBITDA of Borrower and the Guarantors for the four fiscal quarter period ending June 30, 2005, determined on a pro forma basis as if the Sea Coast Acquisition Transactions had been consummated on July 1, 2004, shall be not less than $50,000,000, and the Administrative Agent shall have received a certificate of Financial Officer of Borrower, in all respects reasonably satisfactory to the Administrative Agent, to such effect.

(w)                               The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01. 7.02, 7.03 and 7.04 on a pro forma basis as of the Amendment No. 1 Effective Date, immediately after giving effect to the Sea Coast Acquisition Transactions.

(x)                                   The Administrative Agent shall have received favorable written opinions (each addressed to the Lenders, the Administrative Agent and the Collateral Trustee and dated the Amendment No. 1 Effective Date) from Thompson Coburn L.L.P. and Holland & Knight LLP, on behalf of the Credit Parties, in form and substance satisfactory to the Administrative Agent covering such matters relating to the Credit

Parties, the Loan Documents or the Sea Coast Acquisition as the Administrative Agent shall reasonably request.  Borrower hereby requests such counsel to deliver such opinions.

(y)                                 The representations and warranties contained in the Loan Agreement shall be true and correct in all material respects, except to the extent such representations and warranties relate to an earlier date and, after giving effect to the amendments set forth in Section 2 hereof, no Default or Event of Default shall exist.

(z)                                   The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(aa)                            All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Amendment shall be satisfactory to counsel for the Administrative Agent.

(bb)                          Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders in connection with this Amendment.

The Administrative Agent shall notify Borrower and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding.

4.                                     REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                  The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date.

(b)                                 No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

(c)                                  (i)  The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which Borrower is a party or any order, injunction, writ or decree to which Borrower or its property is subject, or (C) violates any requirement of law

5.                                       EFFECT; NO WAIVER.

(a)                                  Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no existing defenses to or offsets against any such obligation. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

(b)                                 Borrower hereby (i) reaffirms all of its agreements and obligations under the Loan Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended hereby are “Obligations” as that term is defined in the Loan Documents and (iii) reaffirms that all such Obligations continue to be secured by the Loan Documents, which remain in full force and effect and are hereby ratified and confirmed.

6.                                       MISCELLANEOUS.

(a)                                  Borrower and Sea Coast LLC will cause all Additional Pool Vessels and all Sea Coast Pool Vessels to be subjected to a Lien securing the Obligations and will take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including, with out limitation, executing any and all further documents, financing statements, agreements and instruments, and taking all such further actions (including the filing and recording of preferred ship mortgages, financing statements, and any other instrument or agreement of assignment that the Administrative Agent may reasonably request with the United States Coast Guard), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated hereby or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of Borrower.

(b)                                 Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(c)                                  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(d)                                 This Amendment shall be binding upon Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(e)                                  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-Sea OLP GP, LLC, as Borrower

By:	/s/ John J. Nicola
Name:	John J. Nicola
Title:	Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION, for itself as Lender, and as Administrative Agent and as Collateral Trustee

By:	/s/ Steven B. Vitale
Name:	Steven B. Vitale
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:	/s/ Kathleen L. Ross
Name:	Kathleen L. Ross
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Devon Starks
Name:	Devon Starks
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen Karp
Name:	Stephen Karp
Title:	Vice President

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 1

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by the Borrower of the foregoing Amendment No. 1; (2) agrees that the definition of “Obligations” (and any other term referring to the indebtedness, liabilities and obligations of Borrower to the Administrative Agent or any of the Lenders) in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents shall include the Indebtedness of the Borrower under the forgoing Amendment No. 1; (3) agrees that the definition of “Loan Agreement” in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party is hereby amended to mean the Loan Agreement as amended by the foregoing Amendment No. 1; (4) reaffirms its continuing liability under the Parent Guaranty or its Subsidiary Guaranty, as the case may be (as modified hereby); (5) reaffirms all of its agreements and obligations under the Loan Documents to which it is a party; (6) reaffirms that all Obligations of the Borrower under or in connection with the Loan Agreement as amended by the foregoing Amendment No. 1 are “Obligations” as that term is defined in the Parent Guaranty or its Subsidiary Guaranty, as the case may be; (7) reaffirms that all such Obligations continue to be secured by the Loan Documents to which it is a party, which remain in full force and effect and are hereby ratified and confirmed; and (8) confirms and agrees that it is a Guarantor and that the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	/s/ John J. Nicola
Name:	John J. Nicola
Title:	Chief Financial Officer

K-SEA TRANSPORTATION INC.

By:	/s/ John J. Nicola
Name:	John J. Nicola
Title:	Chief Financial Officer

EXHIBIT A

TO

AMENDMENT NO. 1 TO LOAN AGREEMENT

FORM OF NOTE

$	October 18, 2005
New York, New York

FOR VALUE RECEIVED, the undersigned, K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of                              (the “Lender”)                              DOLLARS ($                              ) or if less, the unpaid principal amount of the Loans made by the Lender to Borrower, in the amounts and at the times set forth in the Loan and Security Agreement, dated as of March 24, 2005 (as amended by Amendment No. 1 to Loan and Security Agreement dated as of the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the Lenders party thereto, and KeyBank National Association, as Administrative Agent and Collateral Trustee, and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Loan Agreement, in each case at the office of the Administrative Agent located at 127 Public Square, Cleveland, Ohio 44114, Attn. KCIB Loan Services, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.  Terms defined in the Loan Agreement are used herein with the same meanings.

The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Loan Agreement.  This Note is subject to, and should be construed in accordance with, the provisions of the Loan Agreement and is entitled to the benefits and security set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (a) the date of each Loan made by the Lender, (b) whether such Loan is a Base Rate Loan or a LIBOR Loan and amount thereof, (c) the interest rate (without regard to the Applicable Margin) and Interest Period applicable to each LIBOR Loan and (d) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Loan.  The entries made in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of the Loan Agreement.

[This Note shall be deemed to be in complete substitution for and replacement of, and not a repayment of the Note dated March 24, 2005 made by Borrower payable to order of the Lender (the “Prior Note”) and all interest accrued and unpaid under such Prior Note shall be deemed evidenced by this Note and payable hereunder from and after the date of accrual thereof.  The execution and delivery of this Note shall not be construed (i) to have constituted repayment of any amount of principal or interest on the Prior Note, or (ii) to release, cancel, terminate or otherwise impair all or any part of any lien or security interest granted to the Lenders party to the Loan Agreement or their agents as collateral security for the Prior Note.] (1)

(1) This paragraph shall be included in the Note of each Lender except the New Lender.

Except as specifically otherwise provided in the Loan Agreement, Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-Sea OLP GP, LLC, as Borrower

By:
Name:	John J. Nicola
Title:	Chief Financial Officer

2

SCHEDULE TO NOTE

Date	Type of Loan	Amount of Loan	Amount of principal converted, paid or prepaid	Interest rate on LIBOR Loans	Interest Period for LIBOR Loans	Notation made by

EXHIBIT B

TO

AMENDMENT NO. 1 TO LOAN AGREEMENT

ADDITIONAL POOL VESSELS

Vessel Name	Official No.

KTC 50	555901

KTC 55	544437

Casablanca	901203

Maryland	287444

Houma	528526

Odin	647313

Taurus	602379

Falcon	598501

Banda Sea	504169

Davis Sea	651977

Norwegian Sea	574955

Sargasso Sea	547618

Timor Sea	283906

EXHIBIT C

TO

AMENDMENT NO. 1 TO LOAN AGREEMENT

SEA COAST POOL VESSELS

VESSEL NAME	OFFICIAL NO.

Pacific Eagle	500126

Tiger	502116

Pacific Pride	583851

Pacific Challenger	571631

Pacific Freedom	521494

Pacific Raven	529686

Paragon	596518

Pacific Patriot	627416

Sea Hawk	589839

Pacific Avenger	586202

John Brix	293323

Pacific Wolf	567630

Puget Sounder	981972

Pacific	996165

Sasanoa	1110781

EXHIBIT D

TO

AMENDMENT NO. 1 TO LOAN AGREEMENT

SCHEDULE 1.01

Pool Vessels

VESSEL NAME	OFFICIAL NO.	REGISTERED OWNER

Double Hull Barges

DBL 151	641082	K-Sea Operating Partnership L.P.
DBL 152	644380	K-Sea Operating Partnership L.P.
DBL 155	556673	K-Sea Operating Partnership L.P.
DBL 152	644380	K-Sea Operating Partnership L.P.
DBL 155	556673	K-Sea Operating Partnership L.P.
DBL 140	1090503	K-Sea Operating Partnership L.P.
DBL 70	540401	K-Sea Operating Partnership L.P.
DBL 31	1079242	K-Sea Operating Partnership L.P.
DBL 32	1087118	K-Sea Operating Partnership L.P.
DBL 17	1065655	K-Sea Operating Partnership L.P.
DBL 18	1065657	K-Sea Operating Partnership L.P.
DBL 19	1065658	K-Sea Operating Partnership L.P.
DBL 53	500121	K-Sea Operating Partnership L.P.
Pacific	996165	Sea Coast Transportation LLC
Puget Sounder	981972	Sea Coast Transportation LLC
Sasanoa	1110781	Sea Coast Transportation LLC

Single Hull Barges

KTC 80	643281	K-Sea Operating Partnership L.P.
KTC 71	563364	K-Sea Operating Partnership L.P.
KTC 60	630272	K-Sea Operating Partnership L.P.
KTC 50	555901	K-Sea Operating Partnership L.P.
KTC 55	544437	K-Sea Operating Partnership L.P.

Tugs

Rebel	570047	K-Sea Operating Partnership L.P.
Yankee	571215	K-Sea Operating Partnership L.P.
Irish Sea	520685	K-Sea Operating Partnership L.P.
Viking	541711	K-Sea Operating Partnership L.P.
Lincoln Sea	1084513	K-Sea Operating Partnership L.P.
Beaufort Sea	536836	K-Sea Operating Partnership L.P.
Tasman Sea	578207	K-Sea Operating Partnership L.P.
Adriatic Sea	590232	K-Sea Operating Partnership L.P.
Coral Sea	550670	K-Sea Operating Partnership L.P.
Java Sea	636105	K-Sea Operating Partnership L.P.
Baltic Sea	551908	K-Sea Operating Partnership L.P.
Bering Sea	569665	K-Sea Operating Partnership L.P.
Casablanca	901203	K-Sea Operating Partnership L.P.
Maryland	287444	K-Sea Operating Partnership L.P.
Houma	528526	K-Sea Operating Partnership L.P.
Odin	647313	K-Sea Operating Partnership L.P.
Taurus	602379	K-Sea Operating Partnership L.P.
Falcon	598501	K-Sea Operating Partnership L.P.
Banda Sea	504169	K-Sea Operating Partnership L.P.
Davis Sea	651977	K-Sea Operating Partnership L.P.
Norwegian Sea	574955	K-Sea Operating Partnership L.P.
Sargasso Sea	547618	K-Sea Operating Partnership L.P.
Timor Sea	283906	K-Sea Operating Partnership L.P.
Pacific Eagle	500126	Sea Coast Transportation LLC
Tiger	502116	Sea Coast Transportation LLC
Pacific Pride	583851	Sea Coast Transportation LLC
Pacific Challenger	571631	Sea Coast Transportation LLC
Pacific Freedom	521494	Sea Coast Transportation LLC
Pacific Raven	529686	Sea Coast Transportation LLC
Paragon	596518	Sea Coast Transportation LLC
Pacific Patriot	627416	Sea Coast Transportation LLC
Sea Hawk	589839	Sea Coast Transportation LLC

Pacific Avenger	586202	Sea Coast Transportation LLC
John Brix	293323	Sea Coast Transportation LLC
Pacific Wolf	567630	Sea Coast Transportation LLC

EXHIBIT E

TO

AMENDMENT NO. 1 TO LOAN AGREEMENT

SCHEDULE 2.01

Amendment No. 1 Effective Date Commitments

Lender	Commitment
KeyBank National Association	$45,000,000.00
LaSalle Bank National Association	$25,000,000.00
Citizens Bank of Pennsylvania	$32,000,000.00
Wachovia Bank, National Association	$18,000,000.00
Aggregate Commitments	$120,000,000.00